EXHIBIT 23.3

                        [RYDER SCOTT COMPANY Letterhead]

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of the reference to our reserve report regarding the interests of Offshore Energy Development Corporation (the Company) dated July 18, 1996, as revised in our reserve report dated October 7, 1996, relating to the estimated quantities of certain of the Company's proved reserves and the related estimates of future net revenue and present values for the year ended December 31, 1995, and of the reference to our reserve report dated October 7, 1996 relating to the estimated quantities of certain of the Company's proved reserves as of that date, which references are contained in the Company's Registration Statement on Form S-1 (Registration No. 333-11269), as amended. We also consent to the incorporation by reference in this Registration Statement of the reference to us under the heading "Experts" in such other Registration Statement.

                                             /s/ RYDER SCOTT COMPANY
                                                 PETROLEUM ENGINEERS

                                                 RYDER SCOTT COMPANY
                                                 PETROLEUM ENGINEERS

Houston, Texas
October 31, 1996